[EXHBIT 20.2]

                  COMMERCIAL SECURITY AGREEMENT

     THIS COMMERCIAL SECURITY AGREEMENT ("Agreement") is dated as of April __, 2004, among Giant Motorsports, Inc., a Nevada corporation and Chicago Cycle, Inc., a Nevada corporation (collectively, "Grantor") and Kings' Motorsports, Inc., an Illinois corporation ("Secured Party").

SECTION 1: GRANT OF SECURITY INTEREST AND OBLIGATIONS OF GRANTOR

       1.1 Grant of Security Interest. For valuable consideration, Grantor grants to Secured Party a security interest in the Collateral to secure the Indebtedness and agrees that Secured Party shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Secured Party may have by law.

      1.2 Obligations of Grantor. Grantor warrants and covenants to Secured Party as follows:

     (a) Perfection of Security Interest. Grantor hereby authenticates such financing statements and to take whatever other actions are requested by Secured Party to perfect and continue Secured Party's security interest in the Collateral. Upon request of Secured Party, Grantor will deliver to Secured Party any and all of the documents evidencing or constituting the Collateral, and Grantor will note Secured Party's interest upon any and all documents evidencing Accounts if not delivered to Secured Party for possession by Secured Party. Grantor hereby appoints Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Secured Party may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Secured Party for all expenses for the perfection and the continuation of the perfection of Secured Party's security interest in the Collateral. Grantor promptly will notify Secured Party of any change in Grantor's location or name, including any change to the assumed business names of Grantor. This is a continuing Commercial Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Secured Party. Secured Party shall release its interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness. If payment is made by Grantor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Secured Party is forced to remit the amount of that payment to Grantor's trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Agreement.

     (b) No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its articles of incorporation and bylaws or other organizational documents do not prohibit any term or condition of this Agreement.

     The execution and delivery hereof is in the interest of the Grantor.

     (c) Enforceability of Collateral. With respect to the Accounts, each Account is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and, to Guarantor's knowledge, all persons appearing to be obligated on the Accounts have authority and capacity to contract and are in fact obligated as they appear to be on the Account. At the time any Account becomes subject to a security interest in favor of Secured Party, the Account shall be a good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor; there shall be no setoffs or counterclaims against any such Account; and no agreement under which any deductions or discounts may be claimed shall have been made with the Account Debtor except those disclosed to Secured Party in writing.

     (d) Removal of Collateral; Transactions Involving Collateral. To the extent the Collateral consists of intangible property such as Accounts, the records and other documents pertaining to the Collateral shall be kept at 7320
     N. Western Ave., Chicago, IL, or at such other locations as are acceptable to Secured Party. Grantor shall keep the tangible Collateral at 7320 N. Western Ave., Chicago, Illinois. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Secured Party. This includes security interests even if junior in right to the security interests granted under this Agreement.

     (e)   Title.   Grantor  represents and warrants  to  Secured
     Party that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Agreement or to which Secured Party has specifically consented. Grantor shall defend Secured Party's rights in the Collateral against the claims and demands of all other persons.

     (f)   Prepayments.   Grantor  represents  and  warrants   to
     Secured Party that none of the Collateral has been prepaid by any Account Debtor other than as Grantor has disclosed to Secured Party in writing.

     (g) Collateral Schedules and Locations. As often as Secured Party shall require Grantor shall deliver to Secured Party schedules of such Collateral, including such information as Secured Party may require, including without limitation names and addresses of Account Debtors and agings of Accounts. Such information shall be submitted for Grantor and each of its subsidiaries, if any.

     (h) Possession and Collection of Accounts. All Accounts pledged as Collateral hereunder shall, unless otherwise directed by Secured Party, remain in Grantor's possession or that of its agent and held in accordance with the terms of this Agreement.

     (i) Maintenance and Inspection of Collateral. Grantor shall maintain or cause to be maintained all tangible Collateral in good condition and repair ordinary wear and tear excepted. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Secured Party and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located and the books, records and physical plant of any property which is otherwise used in connection with the Collateral. Grantor shall immediately notify Secured Party of all cases involving the return, rejection, repossession, loss or damage of or to any material portion of the Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events materially affecting the Collateral or the material value or the material amount of the Collateral.

     (j) Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness.

     (k) Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Secured Party's interest in the Collateral, in Secured Party's discretion, is not jeopardized. Secured Party may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Secured Party, to protect Secured Party's interest.

     (l)  Insurance.  Grantor shall:

               (i) Maintain, or cause to be maintained, fire and other risk insurance, public liability insurance, and such other insurance as Secured Party may require with respect to Grantor's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Secured Party. Grantor, upon request of Secured Party, will deliver to Secured Party from time to time the policies or certificates of insurance in form satisfactory to Secured Party, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Secured Party. In connection with all policies covering the Collateral, Grantor will provide Secured Party with such loss payable or other endorsements as Secured Party may require.

                (ii) Furnish to Secured Party, upon its request, reports on each existing insurance policy showing such information as Secured Party may reasonably request, including without limitation, the following: (A) the name of the insurer; (B) the risks insured; (C) the amount of the policy; (D) the properties insured; (E) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (F) the expiration date of the policy.

                (iii) Grantor shall promptly notify Secured Party of any loss or damage to the Collateral. Secured Party may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All insurance proceeds shall be distributed to Secured Party.

     (m) Grantor's Right to Possession and to Collect Accounts. Until an Event of Default has occurred and except as otherwise provided herein, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents. Prior to an Event of Default or direction by Secured Party to the contrary, Grantor shall collect the Accounts. At any time after an Event of Default, Secured Party may exercise its rights to directly collect the Accounts and to notify Account Debtors to make payments directly to Secured Party for application to the Indebtedness and Grantor authorizes and directs the Account Debtors, if Secured Party exercises such option, to make payments on the Account to Secured Party. If Secured Party at any time has possession or control of any Collateral, whether before or after an Event of Default, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action for that purpose as Grantor shall request or as Secured Party, in Secured Party's discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral. Secured Party shall have the right to direct who shall collect and service the Accounts.

     (n) Transactions with Others. Secured Party may (i) extend time for payment or other performance, (ii) grant a renewal or change in terms or conditions, or (iii) compromise, compound or release any obligation, with any one or more of the Grantors, endorsers or Guarantors of the Indebtedness as Secured Party deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Secured Party's rights against Grantor or the Collateral.

     (o) Expenditures by Secured Party. If Grantor fails to comply with any provision of this Agreement, or if any action or proceeding is commenced that would materially affect Secured Party's interests in the Collateral, Secured Party on Grantor's behalf may, but shall not be required to, take any action that Secured Party deems appropriate. Any amount that Secured Party expends in so doing will bear interest at the Default Rate charged under the Note from the date incurred or paid by Secured Party to the date of repayment by Grantor. All such expenses, at Secured Party's option, will: (i) be payable on demand; (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during the remaining term of the Note; or (iii) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. The rights provided for in this section shall be in addition to any other rights or any remedies to which Secured Party may be entitled on account of an Event of
     Default. Any such action by Secured Party shall not be construed as curing an Event of default so as to bar Secured Party from any remedy that it otherwise would have had.

             SECTION 2:  EVENTS OF DEFAULT; REMEDIES

     2.1 Events of Default. A default in the performance of any obligation hereunder or any Event of Default under the Note shall constitute an Event of Default hereunder.

      2.2 Rights and Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Secured Party, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

     (a) Accelerate Indebtedness. Secured Party shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment fee that Grantor would be required to pay.

     (b) UCC Remedies. With respect to all or any part of the Collateral, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial
     Code.

     (c) Assemble Collateral. Secured Party may require Grantor to deliver to Secured Party all or any portion of the Collateral and other documents relating to the Collateral. Secured Party may require Grantor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party. Secured Party also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral.

     (d) Sell the Collateral. Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate set forth in the Note from date of expenditure until repaid.

     (e) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

     (f) Appoint Receiver. To the extent permitted by applicable law, Secured Party shall have the following rights and remedies regarding the appointment of a receiver:
     (i) Secured Party may have a receiver appointed as a matter of right; (ii) the receiver may be an employee of Secured

     Party and may serve without bond; and (iii) all fees of the receiver and his attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate set forth in the Note from date of expenditure until repaid.

     (g) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Secured Party as its attorney in fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

     (h) Collect Revenues, Apply Accounts. Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Secured Party may at any time in its discretion transfer any
     Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Secured Party may determine. Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Secured Party may determine, whether or not the Indebtedness or Collateral is then due. For these purposes, Secured Party may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral and collect the proceeds therefrom. To facilitate collection, Secured Party may notify Account Debtors and obligors on any Collateral to make payments directly to Secured Party. Secured Party has been granted a power of attorney in Section 3.2(p) hereof.

     (i) Obtain Deficiency. If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

     (j) Other Rights and Remedies. Secured Party shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     2.3 Cumulative Remedies. All of Secured Party's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Secured Party's right to declare an Event of Default and to exercise its remedies.

     2.4 Attorneys' Fees; Expenses. If Secured Party institutes any suit or action to enforce any of the terms of this Agreement, Secured Party shall be entitled to recover attorneys' fees at trial and on any appeal. Whether or not any court action is involved, all expenses incurred by Secured Party that in Secured Party's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the Default Rate under the Note. Expenses covered by this Section include, without limitation, however subject to any limits under applicable law, Secured Party's reasonable attorneys' fees and Secured Party's reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, and title insurance, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

       SECTION 3: DEFINITIONS AND MISCELLANEOUS PROVISIONS

      3.1   Definitions.   The following  words  shall  have  the
following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Illinois Uniform Commercial Code (810 ILCS 1/1 et seq. as amended from time to time ("Uniform
Commercial Code" or "UCC")). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

     Account Debtor. The words "Account Debtor" means the Person who is obligated on or under an Account or, if appropriate, chattel paper or general intangible, as applicable.

     Accounts. The word "Accounts" means "accounts" as such term is defined in the UCC, including without limitation, all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the Account Debtor, including, without limitation, all such rights in which Grantor has any right, title or interest by reason of the purchase thereof by Grantor, and including, without limitation, all such rights constituting or evidenced by any Account, chattel paper, general intangible, instrument, contract, invoice, purchase order, draft, acceptance, intercompany account, note, security agreement, or other evidence of indebtedness or security, together with (i) any collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such collateral, (ii) all goods, the sale of which gave rise to any of the foregoing, and (iii) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith.

     Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

     Collateral. The word "Collateral" means all of the following properties, assets and rights of the Grantor,wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof:

          All personal and fixture property of every kind and nature owned by Grantor in connection with its business located at 7320 N. Western Ave., Chicago, Illinois, including, without limitation, all furniture, fixtures, equipment, raw materials, inventory (but not any new or used motorcycles, ATV's, motor scooters or other vehicles or equipment subject to "floor plan" financing), other goods, telephone number, Accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, electronic chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, and general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names including the name "Chicago Cycle Center", copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which (i) the Grantor operates or has authority to operate, (ii) the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or
          (iii) others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics; provided that all of the foregoing only shall apply to such rights and property as it is used in connection with, or removed by Grantor from, its business located at 7320 N. Western Ave., Chicago, Illinois.

     Grantor acknowledges and agrees that, with respect to any term used in this definition that is defined in either (a)
     Article 9 of the Uniform Commercial Code as in force in Illinois at the time that this Agreement was signed, (b)
     Article 9 as in force at any relevant time in the jurisdictions in which a financing statement is filed, or
     (c) in this Agreement the meaning to be ascribed thereto with respect to any particular item of property shall be that under the more encompassing of the three definitions.

     In   addition,  the  word  "Collateral"  includes  all   the
     following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

                (a) All accessions, increases, and additions to and all replacements of and substitutions for any property described above.

                 (b) All accounts, contract rights, general intangibles, instruments, monies, payments, and all other rights relating and incident thereto, or arising out of a sale, lease, or other disposition of any of the property described in this definition.

                (c) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this definition.

                (d) All records and data relating to any of the property described in this definition, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

     Event of Default. The words "Event of Default" have the meaning set forth in Section 2.1 above.

     Grantor.   The word "Grantor" has the meaning set  forth  in
     the initial paragraph of this Agreement.

     Indebtedness. The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Secured Party to discharge obligations of Grantor or expenses incurred by Secured Party to enforce obligations of Grantor under this Agreement or under the Note together with interest on such amounts as provided in this Agreement.

     Note. The word "Note" means that certain Secured Promissory Note executed by Grantor to Secured Party dated as of even date herewith in the principal amount of $1,675,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such promissory note.

     Person. The word "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or any agency or political subdivision thereof) or other entity of any kind.

     Secured Party. The word "Secured Party" has the meaning set forth in the initial paragraph of this Agreement.

     Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, collateral assignments, financing statements and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

      3.2 Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

     (a) Entire Agreement; Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     (b) Applicable Law. This Agreement and all acts, agreements, certificates, assignments, transfers and transactions hereunder, and all rights of the parties hereto, shall be governed as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws and decisions of the State of Illinois, including, but not limited to, laws regulating interest, loan charges, commitment fees and brokerage commissions (without regard to conflicts of law principles). It is acknowledged and agreed by Grantor and Secured Party that the loan transaction evidenced hereby, bears a reasonable relationship to the State of Illinois.

     (c) Consent to Jurisdiction. To induce Secured Party to accept this Agreement, Grantor irrevocably agrees that, subject to Secured Party's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN COOK COUNTY, ILLINOIS. GRANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN COOK COUNTY, ILLINOIS.

     (d) Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     (e) Merger. There shall be no merger of the interest or estate created by this Agreement with any other interest or estate in the Collateral at any time held by or for the benefit of Secured Party in any capacity, without the written consent of Secured Party.

     (f) Corporate Authority. To the extent that Grantor is a corporation, partnership or limited liability company, it hereby represents and warrants to Secured Party that the execution of this Agreement has been authorized by all necessary corporate, partnership or limited liability company action, as the case may be.

     (g) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     (h) Successors and Assigns. Subject to the limitations stated in this Agreement on transfer of Grantor's interest in the Collateral, or a change in ownership of Grantor, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Secured Party, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance, extension or any other modification without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

     (i)    Survival.    All  warranties,  representations,   and
     covenants  made  by  Grantor in this  Agreement  or  in  any certificate or other instrument delivered by Grantor to Secured Party under this Agreement shall be considered to have been relied upon by Secured Party and will survive the making of the loan secured hereby and delivery to Secured Party of the Related Documents, regardless of any investigation made by Secured Party or on Secured Party's behalf.

     (j) Time Is of the Essence. Time is of the essence in the performance of this Agreement.

     (k) Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Secured Party and Grantor or any contractor. Secured Party is not an agent or representative of Grantor. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Secured Party in any way with or create any contractual duties by Secured Party to any contractor, subcontractor, materialman, laborer, or any other person.

     (l) Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in person (by personal delivery, delivery service or reputable overnight courier service), or telecopied and confirmed immediately in writing by a copy mailed by United States mail, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (i)  If to Secured Party, at:

                         Kings' Motorsports, Inc.
                         Attn:  Jason Haubner
                         520 E. Haven
                         Arlington Heights, IL  60005

                         Tel:
                         Fax:

               With a copy to:

                         Steven Silverman, Esq.
                         630 Dundee Road, Suite 220
                         Northbrook, IL 60062
                         Tel: (847) 562-4514
                         Fax: (847) 562-4515

          (ii) If to Grantor, at:


                         Tel:
                         Fax:


               With a copy to:

                         William E. Schonberg, Esq.
                         Benesch, Friedlander, Coplan & Aronoff, LLP
                         2300 BP Tower
                         Cleveland, Ohio  44114
                         Tel:
                         Fax:

     or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which (i) personally delivered (whether in person, by delivery service, or by reputable overnight courier service), (ii) the date of the telecopy transmission (provided the confirmation mailing was sent as provided herein), or (iii) on the date of receipt if sent by the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designed above to receive copies, if any, shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     (m)  Waiver of Homestead Exemption.  Grantor hereby releases
     and   waives  all  rights  and  benefits  of  the  homestead
     exemption  laws  of  the  State  of  Illinois  as   to   all
     Indebtedness secured by this Agreement.

     (n) Waiver of Right of Redemption. NOTWITHSTANDING ANY OF THE PROVISIONS TO THE CONTRARY CONTAINED IN THIS AGREEMENT, GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER 735 ILCS 5/15-1601(b) OR ANY SIMILAR LAW EXISTING AFTER THE DATE OF THIS AGREEMENT, ANY AND ALL RIGHTS OF REDEMPTION ON BEHALF OF GRANTOR AND ON BEHALF OF ANY OTHER PERSONS PERMITTED TO REDEEM THE COLLATERAL.

     (o) Waivers and Consents. Secured Party shall not be deemed to have waived any rights under this Agreement (or under the Related Documents) unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Secured Party, nor any course of dealing between Secured Party and Grantor, shall constitute a waiver of any of Secured Party's rights or any of Grantor's obligations as to any future transactions.

     (p) Power of Attorney. Grantor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following upon an Event of Default: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

     (q) Secured Party's Discretion. Whenever this instrument requires either Secured Party's consent, election, approval or similar action or otherwise vests in Secured Party the authority to make decisions and/or determinations, such actions shall be made or withheld in Secured Party's sole and absolute discretion, unless specifically provided otherwise and the granting of any consent, election, approval or similar action by Secured Party in any instance shall not constitute continuing consent, election, approval or similar action in subsequent instances where such is required.

     (r) Waiver of Jury Trial. GRANTOR AND SECURED PARTY EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ANY RELATED DOCUMENT OR
     (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST SECURED PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

                     (signatures to follow)

GRANTOR  ACKNOWLEDGES  HAVING READ ALL  THE  PROVISIONS  OF  THIS
COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS.


GRANTOR:

Giant Motorsports, Inc.,
a Nevada corporation

By:_______________________
Its:______________________


Chicago Cycle, Inc.,
a Nevada corporation

By:_______________________
Its:______________________



SECURED PARTY:

Kings' Motorsports, Inc.,
an Illinois corporation

By:_______________________
Its:______________________